SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM  8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 3, 2014

Integrated Electrical Services, Inc.

(Exact name of registrant as specified in Charter)

Delaware	001-13783	76-0542208
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

5433 Westheimer Road, Suite 500, Houston, Texas 77056

 (Address of Principal Executive Offices)

Registrant's telephone number, including area code:  (713) 860-1500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

[  ]      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 7.01.	Regulation FD Disclosure.

On February 3, 2014, James M. Lindstrom, Chairman and Chief Executive Officer of Integrated Electrical Services, Inc. (the “Company’), posted a letter to the Company’s stockholders in the “Investors” section of the Company’s website, www.ies-corporate.com, in advance of the Company's annual stockholders' meeting on February 4, 2014.  A copy of the letter is being furnished herewith to provide broad disclosure.

The letter referred to above contains “forward-looking statements” within the meaning of the Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. More detailed information about these factors is set forth in the letter referred to above under the heading “Forward-Looking Statements.”  The Company is under no obligation to, and expressly disclaims any such obligation to, update or alter its forward-looking statements.

The information set forth herein is furnished pursuant to Item 7.01—Regulation FD Disclosure and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of such section nor shall the information be deemed incorporated by reference in any filing of the Company.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Letter to Stockholders, dated February 3, 2014, by James M. Lindstrom, Chairman and Chief Executive Officer of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INTEGRATED ELECTRICAL SERVICES, INC.
Date: February 3, 2014	/s/ Gail D. Makode
Gail D. Makode
Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

99.1	Letter to Stockholders, dated February 3, 2014, by James M. Lindstrom, Chairman and Chief Executive Officer of the Company.

Exhibit 99.1

Letter to Stockholders

James M. Lindstrom

Chairman and Chief Executive Officer

February 3, 2014